UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2018

HotApp Blockchain Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-194748	47-4742558
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(301) 971-3940
N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Lee Wang Kei as Chief Executive Officer and Chief Technology Officer

Effective as of August 8, 2018, Mr. Lee Wang Kei voluntarily resigned as Chief Executive Officer (“CEO”) and Chief Technology Officer of HotApp Blockchain Inc. (the “Company”).

Appointment of Chan Heng Fai as Acting Chief Executive Officer

Effective as of August 8, 2018, the Company’s Board of Directors appointed Mr. Chan Heng Fai as the Company’s Acting CEO. Mr. Chan, age 73, has served as a Member of the Company’s Board of Directors since October 23, 2014 and as the Executive Chairman of the Company’s Board of Directors since December 1, 2017. Mr. Chan previously served as the Company’s Chief Executive Officer from December 31, 2014 until June 21, 2017. Mr. Chan has served as a member of the Board of Directors of SeD Intelligent Home Inc. since January 10, 2017, and has served as Co-Chief Executive Officer of SeD Intelligent Home since December 29, 2017. Mr. Chan is an expert in banking and finance, with years of experience in these industries. He has also restructured 35 companies in various industries and countries in the past 40 years. Mr. Chan serves as the CEO of Singapore eDevelopment, a limited company listed on the Catalist of the Singapore Exchange Securities Trading Limited. Singapore eDevelopment is a diversified holding company. He was appointed director of Singapore eDevelopment on March 1, 2014. He is also Non-Executive Director of ASX-listed bio-technology company Holista Colltech Ltd, a position he has held since July of 2013. From September of 1992 until July of 2015, Mr. Chan also served as Managing Chairman of HKSE-listed Heng Fai Enterprises Limited, a holding company now known as ZH International Holdings, Ltd. He also served as director of Global Medical REIT Inc. (NYSE: GMRE) from December of 2013 until July of 2015 and as director of American Housing REIT Inc. from October of 2013 to July of 2015. Mr. Chan was also formerly (i) the Managing Director of SGX Catalist-listed SingHaiyi Group Ltd from November of 2003 until September of 2013, which under his leadership, transformed from a failing store-fixed business provider with net asset value of less than S$10 million into a property trading and investment company and finally to a property development company with net asset value over S$150 million before Mr. Chan ceded controlling interest in late 2012; (ii) the Executive Chairman of China Gas Holdings Limited, a formerly failing fashion retail company listed on SEHK which, under his direction, was restructured to become one of a few large participants in the investment in and operation of city gas pipeline infrastructure in China; (iii) a director of Global Med Technologies, Inc., a medical company listed on NASDAQ engaged in the design, development, marketing and support information for management software products for healthcare-related facilities; (iv) a director of Skywest Ltd, an ASX-listed airline company; and (v) the Chairman and Director of American Pacific Bank.

Mr. Chan is not compensated by the Company. He is compensated by Singapore eDevelopment Limited, our majority shareholder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOTAPP BLOCKCHAIN INC.

Dated: August 9, 2018	By:	/s/ Conn Flanigan
	Name:	Conn Flanigan
	Title:	Secretary and Director